Exhibit 10.4(d)

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of January 17, 2020 and is between INDEPENDENT BANK GROUP, INC., a Texas corporation (the “Borrower”), and U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”), a national banking association, as the Lender and as Administrative Agent.

RECITALS

A.Borrower, the Lender and the Administrative Agent are party to a Credit Agreement dated as of January 17, 2019 (the “Credit Agreement”). Capitalized terms not otherwise defined in this First Amendment shall have the meanings respectively ascribed to them in the Credit Agreement.

B.The parties hereto desire to amend and modify the Credit Agreement in accordance with the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, the parties hereto hereby agree as follows:

AGREEMENT

SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT.

Section 1.1    Article I - Definitions. The definition of “Termination Date” as set forth in Article I of the Credit Agreement is amended in its entirety to read as follows:

“Termination Date” means January 17, 2021 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

Article I of the Credit Agreement shall be amended by adding thereto the following definitions in proper alphabetical order:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(a)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” is defined in Section 10.17.

“Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“Prime Rate Advance” means an Advance which bears interest at the Prime Rate.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” is defined in Section 10.17. “Supported QFC” is defined in Section 10.17.
“U.S. Special Resolution Regimes” is defined in Section 10.17.”

Section 1.2 Section 3.3 - Availability of Eurocurrency Advances; Adequacy of Interest Rate. Section 3.3 of the Credit Agreement is amended in its entirety to read as follows:

3.3	Availability of Types of Advances; Adequacy of Interest Rate.

(a)    If the Administrative Agent or the Required Lenders determine (which determination shall be conclusive absent manifest error) that

(i)    deposits of a type and maturity appropriate to match fund LIBOR Loans are not available to such Lenders in the relevant market; or

(ii)    the interest rate applicable to LIBOR Loans is not ascertainable or does not adequately and fairly reflect the cost of making or maintaining LIBOR Loans,

then the Administrative Agent shall suspend the availability of LIBOR Loans and require any affected LIBOR Loans to be repaid or converted to Prime Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.6.

(b)    Notwithstanding the foregoing, in the event the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in Section 3.3(a)(ii) have arisen and such circumstances are unlikely to be temporary, (ii) ICE Benchmark Administration (or any Person that takes over the administration of such rate) discontinues its administration and publication of interest settlement rates for deposits in Dollars, or (iii) the supervisor for the administrator of the interest settlement rate described in clause (ii) of this Section 3.3(b) or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which such interest settlement rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall seek to jointly agree upon an alternate rate of interest to the LIBOR Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and the Administrative Agent and the Borrower shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 9.3, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this Section 3.3(b), any request for an Advance pursuant to Section 2.6 shall be deemed to be a request for a Prime Rate Advance. If the alternate rate of interest determined pursuant to this Section 3.3(b) shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

Section 1.3 New Sections 10.16 and 10.17 - Delaware Divisions and Supported QFC’s. Article X of the Credit Agreement is amended by adding thereto the following Sections 10.16 and 10.17:

10.16    Delaware Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

10.17    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 1.4 Section 14.1 – Notices; Effectiveness; Electronic Communication. Section 14.1(a)(i) of the Credit Agreement is amended by deleting the text “1600 Redbud Blvd. – Ste. #400, McKinney, TX 75069” and inserting in lieu thereof the text “7777 Henneman Way, McKinney, TX 75070.”

SECTION 2. REPRESENTATIONS    AND    WARRANTIES.    Borrower    hereby
represents and warrants to the Lender and the Administrative Agent as of the date hereof as follows:

(i)No Default or Event of Default has occurred or is continuing under the Credit Agreement, and no Default or Event of Default would result from the amendment contemplated hereby.

(ii)The execution, delivery and performance by Borrower of this Amendment have been duly authorized by all necessary and proper corporate and other proceedings and do not and will not require any registration with, consent or approval of, or notice to or action by any Person (including any Governmental Authority) in order to be effective and enforceable.

(iii)This Amendment and the other Loan Documents (as amended by this Amendment) constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(iv)The representations and warranties contained in Article V of the Credit Agreement are (x) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as of the date hereof (upon giving effect to this Amendment), except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all respects on and as of such earlier date and (y) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of such Borrowing Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.

(v)Borrower is in compliance with all of the covenants contained in the Credit Agreement.

(vi)Borrower’s Obligations under the Credit Agreement and under the other Loan Documents are not subject to any defense, counterclaim, set-off, right to recoupment, abatement or other claim.

SECTION 3. ADDITIONAL TERMS.

Section 3.1 Acknowledgement of Indebtedness under Credit Agreement. Borrower acknowledges and confirms that, as of the date hereof, Borrower is indebted to the Lender, without defense, setoff, or counterclaim, in the aggregate principal amount of $24,500,000 under the Credit Agreement.

Section 3.2 The Credit Agreement. On and after the Effective Date: (i) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby,
(ii) each reference to the Credit Agreement in all Loan Documents shall mean and be a reference to the Credit Agreement, as amended hereby, and (iii) this Amendment shall be deemed a “Loan Document” for the purposes of the Credit Agreement.

Section 3.3 Amendment and Credit Agreement to be Read Together. This Amendment supplements and is hereby made a part of the Credit Agreement, and the Credit Agreement and this Amendment shall from and after the Effective Date be read together and shall constitute one agreement. Except as otherwise set forth herein, the Credit Agreement shall remain in full force and effect.

Section 3.4 Acknowledgements. Borrower acknowledges that (i) it has been advised by counsel of its choice of law with respect to this Amendment, the Credit Agreement, the other Loan Documents and the transactions contemplated hereby and thereby, (ii) any waiver of Borrower set forth herein has been knowingly and voluntarily made, and (iii) the obligations of the Lender and the Administrative Agent hereunder shall be strictly construed and shall be expressly subject to Borrower’s compliance in all respects with the terms and conditions of the Credit Agreement.

Section 3.5 No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any Event of Default (including without limitation any Event of Default existing on the date hereof), nor operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent (including without limitation any rights, powers or remedies of a Lender or the Administrative Agent with respect to any Event of Default existing on the date hereof), nor constitute a waiver of, or consent to any departure from, any provision of the Credit Agreement, or any of the other Loan Documents.

Section 3.6 No Novation. The terms and conditions of the Credit Agreement are amended as set forth in this Amendment. It is expressly understood and acknowledged that nothing in this Amendment shall be deemed to cause or otherwise give rise to a novation of the indebtedness contemplated in the Credit Agreement. All of Borrower’s “Obligations” under the Credit Agreement shall in all respects be continuing and this Amendment shall not be deemed to evidence or result in a novation or repayment and re- borrowing of such “Obligations.”

SECTION 4. CONDITIONS PRECEDENT. The amendments set forth in SECTION 1 above shall become effective as of the date (the “Effective Date”) on which each of the following conditions shall have been satisfied: (i) Administrative Agent shall have received a fully executed Amendment and any other documents to be executed, delivered, or performed in connection with this Amendment (the “Amendment Documents”); (ii) the Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date; (iii) a certificate of the Secretary or Assistant Secretary of Borrower certifying as to (A) that there has been no change to the Borrower’s articles of incorporation or bylaws since a copy thereof was provided by the secretary or assistant secretary of the Borrower with a certificate delivered to the Administrative Agent on or about the date of the Credit Agreement or if such changes have occurred, providing a true and accurate copy of the current articles of incorporation and bylaws, as applicable, (B) the names and titles of officers authorized to execute and deliver this Amendment, and (C) such other matters as the Administrative Agent shall require; (iv) a certificate of good standing or status from the Secretary of State or other applicable office of the state in which the Borrower was incorporated or formed, and (v) Administrative Agent shall have received payment from Borrower, in immediately available funds, of an amount sufficient to reimburse all reasonable out-of-pocket costs, fees and expenses incurred by Administrative Agent, or for which Administrative Agent has become obligated which have been invoiced to Borrower prior to or on the date hereof, in connection with the negotiation, preparation and consummation of this Amendment, including but not limited to, reasonable attorneys’ fees and expenses.

SECTION 5. POST-CLOSING COVENANT. Within ten (10) days after the date hereof, Borrower shall deliver to Administrative Agent a certificate of the Secretary or Assistant Secretary of Borrower certifying as to the resolutions authorizing the execution, delivery, and performance, respectively, of the Amendment Documents. Failure to make such delivery shall constitute an Event of Default that shall be deemed to have occurred on January 17, 2020.

SECTION 6. RELEASE.

Section 6.1 Release. Borrower, for itself and its successors and assigns, does hereby fully, finally and unconditionally release and forever discharge, and agrees to hold harmless, the Lender, the Administrative Agent and each of their respective equity holders and affiliates, and their respective agents, advisors, managers, parents, subsidiaries, attorneys, representatives, employees, officers and directors, and the successors, assigns, heirs and representatives of each of the foregoing, from any and all debts, claims, counterclaims, setoffs, obligations, damages, costs, attorneys’ fees and expenses, suits, demands, liabilities, actions, proceedings and causes of action, in each case whether known or unknown, contingent or fixed, direct or indirect and of whatever kind, nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, that Borrower has heretofore had or now or hereafter can, shall or may have by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Effective Date arising out of, connected with or related in any way to this Amendment, the Credit Agreement, the other Loan Documents, the transactions described therein, the Revolving Loans, the Lender’s and the Administrative Agent’s administration thereof, or the financing or banking relationships of Borrower with the Lender and the Administrative Agent.

SECTION 7. MISCELLANEOUS.

Section 7.1 Entire Agreement; Successors. This Amendment (i) constitutes the entire understanding of the parties with respect to the subject matter hereof, and any other prior or contemporaneous agreements, whether written or oral, with respect hereto or thereto are expressly superseded hereby; and (ii) shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto permitted pursuant to Article XIII of the Credit Agreement.

Section 7.2 Counterparts. This Amendment may be executed in any number of counterparts (which taken together shall constitute one and the same instrument) and by facsimile or electronic (.pdf) transmission, which facsimile or electronic (.pdf) signatures shall be considered original executed counterparts.

Section 7.3 CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

Section 7.4 CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY

SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

Section 7.5 WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

Section 7.6 SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.1 (OTHER THAN TRANSMISSION BY FACSIMILE) OF THE CREDIT AGREEMENT WITH RESPECT TO THE MATTERS SET FORTH IN THIS AMENDMENT. NOTHING IN THIS WAIVER WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

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IN WITNESS WHEREOF, the Borrower, the Lender, and the Administrative Agent have executed this Amendment as of the date first above written.

INDEPENDENT BANK GROUP, INC.

By: /s/ David R. Brooks

Name: David R. Brooks
Title: Chairman of the Board, CEO and President

Signature Page to First Amendment to Credit Agreement

U.S. BANK NATIONAL ASSOCIATION
By: /s/ Michael Trenkman

Name: Michael Trenkman
Title: Vice President

Signature Page to First Amendment to Credit Agreement